UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 19, 2003

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its chapter)

Massachusetts	01-14092	04-328-4048

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

75 Arlington Street, Boston, MA		02116

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 368-5000

(Former name or former address, if changed since last report)

GENERAL INSTRUCTIONS

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

The officers and directors of the Registrant listed below have each entered into individual sales plans complying with Rule 10b5-1 for trading in shares of the Registrant’s common stock:

Martin F. Roper, President and C.E.O. and Director James C. Kautz, Director

Each of the individualized sales plans is separate and distinct and sales under the plans will not be coordinated or aggregated. Under the respective sales plans, certain specified amounts of shares will be sold for the purposes of liquidity and investment diversification based on specified trading prices up to the aggregate amount of 66,150 shares for the officers and directors as a group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.
(Registrant)

/s/ Martin F. Roper

Date: November 20, 2003	(Signature)*
Martin F. Roper, President and C.E.O.

*	Print name and title of the signing officer under his signature.